PARKER DURYEE ROSOFF & HAFT
                           A PROFESSIONAL CORPORATION
                                    ATTORNEYS
                                529 FIFTH AVENUE
                         NEW YORK, NEW YORK 10017- 4608

                                 (212) 599-0500
                               FAX (212) 972-9487



                                                               November 18, 1999



IFS International, Inc.
Rensselaer Technology Park
300 Jordan Road
Troy, New York 12180

Re:  Registration Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

         In our capacity as counsel to IFS International, Inc. (the "Company"), a Delaware corporation, we have been asked to render this opinion in connection with a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 1,150,531 shares (the "Shares") of Common Stock, to be issued upon conversion of notes and exercise of warrants (the"Unissued Shares").

         In connection with, and as the basis for, the opinion we render herein, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Unissued Shares, when duly issued in accordance with the respective agreements to which such Unissued Shares are subject, will be duly and validly authorized and fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                      Very truly yours,

                             /s/ PARKER DURYEE ROSOFF & HAFT, P.C.